Lincoln International Reports Second Quarter 2026 Financial Results

•Record second quarter and first half revenues of $225.7 million and $383.5 million, up 51% and 36%, respectively, compared to the prior-year periods
•Robust performance in Investment Banking Advisory reflects improving market conditions and strong company fundamentals
•Increased activity in Valuations and Opinions reflects growing demand for private market valuations and transaction opinions
•Declared dividend of $0.07 per share for third quarter 2026

CHICAGO, August 6, 2026 -- Lincoln International, Inc. (NYSE: LCLN) today reported financial results for the second quarter ended June 30, 2026. For the second quarter, GAAP net income was $0.5 million, or $0.01 diluted earnings per share, and adjusted net income was $28.7 million, or adjusted diluted earnings per share of $0.26.
“Today marks an important milestone as we report our first quarterly results as a public company,” said Rob Brown, Chief Executive Officer of Lincoln International. “Our strong performance despite macroeconomic uncertainty reflects the depth of our differentiated private capital markets expertise, our intentionally diversified business model, and our distinctively collaborative culture. As we enter the second half of 2026 following record quarterly revenues, we are encouraged by increasing business activity across the firm and healthy company fundamentals. We remain focused on strengthening our position as a leading global investment banking advisory firm serving the private capital markets through disciplined execution of our growth strategies.”

Selected Financial Data

In thousands, except share amounts
	Three Months Ended June 30,				Six Months Ended June 30,
	U.S. GAAP		Adjusted(1)		U.S. GAAP		Adjusted(1)
	2026	2025(2)	2026	2025(2)	2026	2025(2)	2026	2025(2)
Revenues by segment
Investment Banking Advisory	$177,746	$114,152	$177,746	$114,152	$287,591	$207,718	$287,591	$207,718
Valuations and Opinions	47,947	35,506	47,947	35,506	95,902	74,148	95,902	74,148
Total revenues	$225,693	$149,658	$225,693	$149,658	$383,493	$281,866	$383,493	$281,866

Operating income	(15,880)	32,143	45,793	26,430	(9,933)	55,054	72,699	43,054

Net income(3)	$455	$33,837	$28,664	$20,836	$455	$58,427	$45,645	$34,531

Diluted earnings per share	$0.01	—	$0.26	—	$0.01	—	$0.41	—

(1)
See “Non-GAAP Financial Measures” for definitions and explanations of adjusted (non-GAAP) measures and reconciliations to the most directly comparable GAAP measures in the tables and the notes at the end of this release.

(2)	Prior to the Initial Public Offering (IPO), there were no authorized or outstanding Class A common shares.
(3)	Attributable to Lincoln International, Inc.
Revenues
Total revenues were $225.7 million for the second quarter, compared to $149.7 million in the prior-year period, representing an increase of 51%, primarily attributable to increasing M&A activity, demand for private market valuations, and the impact of our acquisition of MarshBerry in October of 2025.
Investment Banking Advisory revenues were $177.7 million for the second quarter, a 56% increase from the prior-year period primarily due to a higher number of transactions completed, higher average fees and our acquisition of MarshBerry.
Valuations and Opinions revenues were $47.9 million for the second quarter, a 35% increase from the prior-year period primarily driven by increasing demand for portfolio valuations and transaction opinions.

Expenses

In thousands	Three Months Ended June 30,				Six Months Ended June 30,
	U.S. GAAP		Adjusted(1)		U.S. GAAP		Adjusted(1)
	2026	2025	2026	2025	2026	2025	2026	2025
Compensation and benefits	$145,782	$70,798	$137,674	$87,365	$241,879	$141,127	$234,637	$173,081
% of revenues	64.6%	47.3%	61.0%	58.4%	63.1%	50.1%	61.2%	61.4%
Non-compensation	$95,791	$46,717	$42,226	$35,863	$151,547	$85,685	$76,156	$65,731
% of revenues	42.4%	31.2%	18.7%	24.0%	39.5%	30.4%	19.9%	23.3%

(1)
See “Non-GAAP Financial Measures” for definitions and explanations of adjusted (non-GAAP) measures and reconciliations to the most directly comparable GAAP measures in the tables and the notes at the end of this release.

Compensation and benefits were $145.8 million for the second quarter, compared to $70.8 million in the prior-year period, an increase of 106%. On an adjusted basis, compensation and benefits were $137.7 million for the second quarter compared to $87.4 million in the prior-year period, an increase of 58%. This resulted in an adjusted compensation ratio of 61% for the second quarter, compared to 58% in the prior-year period. The increase in compensation expenses was primarily a result of an increase in revenues, our acquisition of MarshBerry and the change in our corporate structure.
Non-compensation expenses were $95.8 million for the second quarter, compared to $46.7 million in the prior-year period, an increase of 105%. On an adjusted basis, non-compensation expenses were $42.2 million for the second quarter compared to $35.9 million in the prior-year period, an increase of 18%. This resulted in an adjusted non-compensation ratio of 19% for the second quarter, compared to 24% in the prior-year period. The increase in non-compensation expenses was primarily a result of IPO-related expenses and our acquisition of MarshBerry.

Provision for Income Taxes
The provision for income taxes was $1.5 million in the second quarter, representing an effective tax rate of (7%). On an adjusted basis, the provision for income taxes was $14.5 million in the second quarter, representing an adjusted effective tax rate of 34%.

Talent
We strategically invest in our business to build upon competitive advantages to drive value for our clients. In the first half of 2026, seven Managing Directors joined the Company as lateral hires in addition to the six Managing Directors promoted at the beginning of the year, bringing the total number of Managing Directors to 162 firmwide.
We continue to build and invest in the next generation of leaders through a deliberate focus on high-performing individuals and internal promotion.

Balance Sheet and Capital Allocation
As of June 30, 2026, the Company had cash and cash equivalents of $250.6 million and long-term debt of $101.9 million, resulting in net cash of $148.7 million. This compares to cash and cash equivalents of $320.2 million as of December 31, 2025.
During the second quarter, the Company used a portion of the net proceeds from its initial public offering to repay approximately $195.8 million of the debt incurred primarily to finance the MarshBerry acquisition, further strengthening its balance sheet and enhancing financial flexibility.
The Board of Directors declared a quarterly cash dividend of $0.07 per share of Class A common stock, payable on September 15, 2026, to Class A common stockholders of record as of September 1, 2026.

Conference Call and Webcast Details
Lincoln International will host a conference call beginning at 7:30 a.m. Central Time on August 6, 2026 to discuss second quarter results. To access the conference call, please call +1 (877) 270-2148 (toll-free domestic) or +1 (412) 317-6060 (international). The call will be webcast live on the Investor Relations section of the Company's website www.lcln.com, and accompanying materials will be posted prior to the conference call. A replay of the webcast will be available for 30 days following the call.

About Lincoln International
Lincoln International, Inc. (NYSE: LCLN) is a trusted investment banking advisor to business owners, private equity firms and their portfolio companies, and public and private companies worldwide. Our services include mergers and acquisitions advisory, private funds and capital markets advisory, and valuations and opinions. With more than 1,400 professionals in more than 30 offices across 14 countries, we combine perspective on the global private capital markets with deep industry expertise, market intelligence and strategic insights to deliver exceptional execution and build lasting client relationships.
We periodically provide other information for investors on the Investor Relations section of our website at www.lcln.com. We intend to use our website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor our website, in addition to following the Company's press releases, SEC filings and public conference calls and webcasts.

Contacts

Media	Investor Relations
Emily Yates	Alexandra Deignan
Strategic Communications Manager	Chief Marketing Officer & Head of IR
media@lcln.com	IR@lcln.com
1 (847) 814-7727	1 (312) 835-6963

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements often include words such as “may,” “will,” “would,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “commits,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements include all statements that are not historical facts, including but not limited to, statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, expected growth, future capital expenditures and debt service obligations. These statements are based on management's current expectations, beliefs and assumptions and are not guarantees of future performance. They are subject to known and unknown risks, uncertainties and other factors, many of which are beyond our control, that may cause actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements.
Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, risks related to retaining and recruiting talent, acquisitions and integration (including MarshBerry), changing market, economic and geopolitical conditions, revenue volatility, competition, cybersecurity and operational risks, extensive regulation, and our organizational structure. A further description of these and other risks can be found under “Risk Factors” in our final prospectus dated May 19, 2026 as filed with the U.S. Securities and Exchange Commission (“SEC”) on May 21, 2026, and as updated in our subsequent filings with the SEC. These factors should not be construed as exhaustive. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also materially and adversely affect our business or results of operations. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
Non-GAAP Financial Measures
In addition to our financial results prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), we consider certain adjusted (non-GAAP) measures in assessing the performance of our business. We recognize that these non-GAAP financial measures have limitations, including that they may be calculated differently by other companies or may be used under different circumstances or for different purposes, thereby affecting their comparability from company to company. In order to compensate for these and the other limitations, we do not consider these measures in isolation from or as alternatives to the comparable financial measures determined in accordance with GAAP. These non-GAAP measures should be used in addition to and in conjunction with the results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP measures. The non-GAAP measures we use are adjusted compensation and benefits and adjusted compensation ratio, adjusted non-compensation and adjusted non-compensation ratio, adjusted operating income and adjusted operating income margin, adjusted other income, adjusted provision for income taxes and adjusted effective tax rate, adjusted net income, adjusted diluted earnings per share and net cash.
Management believes that presenting these non-GAAP financial measures together with comparable GAAP measures provides useful information to investors to enhance their ability to analyze our performance from period to period, enhance their overall understanding of our past performance and future prospects, and allow for greater transparency with respect to metrics used by our management in their financial and operational decision making. Internally, management uses these non-GAAP financial measures, along with GAAP financial measures, in evaluating our operating results and in making resource allocation and compensation decisions.
We adjust for certain non-cash and other items that management believes are not indicative of our ongoing operating performance. These adjustments include IPO-related items, such as equity award and partner conversion expenses, and transition-related amortization costs associated with debt repaid in connection with the IPO. These adjustments also include acquisition-related items, such as deferred retention and earnout expenses, and amortization of intangible assets recognized through purchase accounting.
Adjusted net income and adjusted diluted earnings per share are calculated assuming all outstanding common units of Lincoln International, LP and minority interests have been exchanged for Class A common stock, resulting in all of the Company's income becoming subject to corporate-level. tax. The adjusted provision for income taxes reflects this assumption and applies the applicable statutory tax rates in the relevant jurisdictions to each non-GAAP adjustment.
For an explanation of the adjustments and a reconciliation of these non-GAAP measures with the most directly comparable GAAP measures, see the tables and the related notes at the end of this release.

Lincoln International, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

In thousands, except share amounts	June 30, 2026	December 31, 2025
Assets
Cash and cash equivalents	$250,624	$320,169
Restricted cash	4,790	4,658
Receivables:
Client accounts receivable, net of allowance	105,820	160,225
Related-party receivables	6,815	28,583
Total receivables	112,635	188,808
Prepaid expenses	17,648	17,458
Other assets	12,083	12,013
Property and equipment, net	54,475	57,597
Other intangible assets, net	82,445	115,903
Deferred tax assets	74,737	9,525
Goodwill	277,966	274,470
Right-of-use lease asset	110,375	117,537
Total assets	$997,778	$1,118,138

Liabilities, Redeemable Noncontrolling Interest and Stockholders' Equity
Liabilities
Compensation payable	$127,767	$138,404
Accounts payable, accrued expenses and other liabilities	98,145	112,139
Long-term debt	101,929	270,374
Amount due pursuant to tax receivable agreement	84,764	—
Income tax payable	7,969	9,770
Lease liability	139,898	148,845
Total liabilities	560,472	679,532

Commitments and contingencies

Redeemable noncontrolling interest	7,266	7,420

Stockholders' Equity
Partners' Equity	—	431,186
Class A common stock, par value $0.00001 per share (650,000,000 shares authorized, 34,846,972 issued and outstanding at June 30, 2026; none authorized, issued, or outstanding at December 31, 2025	—	—
Class B common stock, par value $0.00001 per share (250,000,000 shares authorized, 28,478,208 issued and outstanding at June 30, 2026; none authorized, issued, or outstanding at December 31, 2025	—	—
Class C common stock, par value $0.00001 per share (100,000,000 shares authorized, 38,866,382 issued and outstanding at June 30, 2026; none authorized, issued, or outstanding at December 31, 2025	—	—
Additional paid-in-capital	179,478	—
Retained earnings (accumulated deficit)	455	—
Accumulated other comprehensive income (loss)	(439)	—
Total equity attributable to Lincoln International, Inc.	179,494	—
Noncontrolling interest	250,546	—
Total stockholders' equity	430,040	431,186

Total liabilities, redeemable noncontrolling interest and stockholders' equity	$997,778	$1,118,138

Lincoln International, Inc.
Condensed Consolidated Statements of Comprehensive Income (Loss)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
In thousands, except share amounts	2026	2025	2026	2025
Revenues	$225,693	$149,658	$383,493	$281,866

Expenses:
Compensation and benefits	145,782	70,798	241,879	141,127
Travel and related expenses	9,696	7,287	17,770	12,929
Rent and occupancy	8,139	7,553	16,078	14,562
Technology and information services	4,974	4,894	9,951	9,188
Professional services and development	18,383	9,187	26,997	15,255
Depreciation and amortization	19,253	11,152	38,489	21,556
Other operating expenses, net	35,346	6,644	42,262	12,195
Total expenses	241,573	117,515	393,426	226,812

Total operating income (loss)	(15,880)	32,143	(9,933)	55,054

Other income (expense), net	(5,549)	1,727	(9,508)	3,609

Income (loss) before income taxes	(21,429)	33,870	(19,441)	58,663

Provision for income taxes	1,521	328	1,585	1,171

Net income (loss)	(22,950)	33,542	(21,026)	57,492

Less: Net income (loss) attributable to noncontrolling interests	(23,405)	(295)	(21,481)	(935)

Net income (loss) attributable to Lincoln International Inc.	$455	$33,837	$455	$58,427

Other comprehensive income (loss):
Foreign currency translation adjustment	(1,439)	3,495	(3,875)	5,429

Comprehensive income (loss)	$(24,389)	$37,037	$(24,901)	$62,921

Net income per share attributable to holders of Class A common stock:
Basic	$0.01	—	$0.01	—
Diluted	$0.01	—	$0.01	—
Weighted average shares of Class A common stock outstanding:
Basic	36,280,899	—	36,280,899	—
Diluted	40,017,177	—	40,017,177	—

Lincoln International, Inc.
Non-GAAP Financial Information
(Unaudited)

In thousands, except share amounts	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	Change	2026	2025	Change
Total revenues	$225,693	$149,658	51%	$383,493	$281,866	36%
Adjusted expenses:
Adjusted compensation and benefits	137,674	87,365	58%	234,637	173,081	36%
Adjusted non-compensation	42,226	35,863	18%	76,156	65,731	16%
Adjusted operating income	45,793	26,430	73%	72,700	43,054	69%
Adjusted income tax	14,541	7,321	99%	20,507	12,132	69%
Adjusted net income	$28,664	$20,836	38%	$45,645	$34,531	32%

Adjusted diluted earnings per share	$0.26	—		$0.41	—
Adjusted diluted share count	110,813,720	—		110,813,720	—

Adjusted ratios and margin
Adjusted compensation ratio	61.0%	58.4%		61.2%	61.4%
Adjusted non-compensation ratio	18.7%	24.0%		19.9%	23.3%
Adjusted operating margin	20.3%	17.7%		19.0%	15.3%
Adjusted effective tax rate	33.7%	26.0%		31.0%	26.0%
For an explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Notes to Reconcile GAAP to Adjusted (non-GAAP) Financial Information" at the end of this release.

Lincoln International, Inc.
Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information
(Unaudited)

In thousands, except share amounts	Three Months Ended June 30, 2026				Three Months Ended June 30, 2025
	U.S. GAAP	Adjustments		Adjusted	U.S. GAAP	Adjustments		Adjusted

Total revenues	$225,693	—		$225,693	$149,658	—		$149,658
Expenses
Compensation and benefits	145,782	(8,108)	a, b	137,674	70,798	16,567	b, i	87,365
Non-compensation	95,791	(53,565)	c, d, e	42,226	46,717	(10,854)	d, e	35,863
Operating income (loss)	(15,880)	61,673		45,793	32,143	(5,713)		26,430
Other (expense) / income	(5,549)	2,961	f	(2,588)	1,727	—		1,727
Income before income taxes	(21,429)	64,634		43,205	33,870	(5,713)		28,157
Provision for income taxes	1,521	13,020	g	14,541	328	6,993	g	7,321
Net income (loss)	(22,950)	51,614		28,664	33,542	(12,706)		20,836
Net income (loss) attributable to noncontrolling interests	(23,405)	23,405	h	—	(295)	295	j	—
Net income attributable to Lincoln International Inc.	$455	$28,209		$28,664	$33,837	$(13,001)		$20,836

Net income (loss) attributable to holders of shares of Class A common stock per share
Diluted	$0.01			$0.26	—			—

Weighted-average shares of Class A common stock outstanding
Diluted	40,017,177		h	110,813,720	—			—
Notes to Reconcile GAAP to Adjusted (non-GAAP) Financial Information:

a)Reflects IPO Equity Awards expense of $1.7 million in 2Q26.
b)Reflects acquisition-related deferred retention and earnout expenses of $6.4 million in 2Q26 and $4.2 million in 2Q25.
c)Reflects 2Q26 expense of $28.7 million related to Liquidity Event Shares to be issued following the IPO.
d)Reflects acquisition-related costs and amortization of intangible assets from our acquisitions of $17.1 million in 2Q26 and $8.8 million in 2Q25.
e)Reflects IPO legal, consulting and other expenses of $7.7 million in 2Q26 and $2.0 million in 2Q25.
f)Reflects partial extinguishment of debt issuance costs at IPO of $3.0 million in 2Q26.
g)Reflects illustrative result as if 100% of the Company's income is being taxed at non-GAAP full-year estimated tax rate.
h)Assumes all outstanding common units of Lincoln International, LP have been exchanged for Class A common stock and that all outstanding shares of Class B and Class C common stock have been canceled as a result of such exchange.
i)Reflects IPO-related partner conversion of ($20.8) million in 2Q25. Prior to the IPO, certain partners received recurring and performance-based distributions that were not recognized as compensation expense under the former partnership structure. Following the IPO, those individuals became employees, and the related payments are recognized as compensation expense. The adjustment reflects the estimated impact of applying the current corporate structure to the comparable prior-year period to improve period-over-period comparability.
j)Relates to a noncontrolling interest in a foreign subsidiary that was purchased in 4Q25 and is now wholly-owned.

Lincoln International, Inc.
Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information
(Unaudited)

In thousands, except share amounts	Six Months Ended June 30, 2026				Six Months Ended June 30, 2025
	U.S. GAAP	Adjustments		Adjusted	U.S. GAAP	Adjustments		Adjusted

Total revenues	$383,493	—		$383,493	$281,866	—		$281,866
Expenses
Compensation and benefits	241,879	(7,242)	a, b, i, k	234,637	141,127	31,954	b, i	173,081
Non-compensation	151,547	(75,391)	c, d, e	76,156	85,685	(19,954)	d, e	65,731
Operating income (loss)	(9,933)	82,633		72,700	55,054	(12,000)		43,054
Other (expense) / income	(9,508)	2,961	f	(6,547)	3,609	—		3,609
Income before income taxes	(19,441)	85,594		66,153	58,663	(12,000)		46,663
Provision for income taxes	1,585	18,922	g	20,507	1,171	10,961	g	12,132
Net income (loss)	(21,026)	66,671		45,645	57,492	(22,961)		34,531
Net income (loss) attributable to noncontrolling interests	(21,481)	21,481	h	—	(935)	935	j	—
Net income attributable to Lincoln International Inc.	$455	$45,190		$45,645	$58,427	$(23,896)		$34,531

Net income (loss) attributable to holders of shares of Class A common stock per share
Diluted	$0.01			$0.41	—			—
Weighted-average shares of Class A common stock outstanding
Diluted	40,017,177		h	110,813,720	—			—
Notes to Reconcile GAAP to Adjusted (non-GAAP) Financial Information:

a)Reflects IPO Equity Awards expense of $1.7 million in 1H26.
b)Reflects acquisition-related deferred retention and earnout expenses of $7.9 million in 1H26 and $4.2 million in 1H25.
c)Reflects 1H26 expense of $28.7 million related to Liquidity Event Shares to be issued following the IPO.
d)Reflects acquisition-related costs and amortization of intangible assets recognized in purchase accounting from our acquisitions of $34.1 million in 1H26 and $17.1 million in 1H25.
e)Reflects IPO-related legal, consulting and other expenses of $12.6 million in 1H26 and $2.9 million in 1H25 .
f)Reflects partial extinguishment of debt issuance costs at IPO of $3.0 million in 1H26.
g)Reflects illustrative result as if 100% of the Company's income is being taxed at non-GAAP full-year estimated tax rate.
h)Assumes all outstanding common units of Lincoln International, LP have been exchanged for Class A common stock and that all outstanding shares of Class B and Class C common stock have been canceled as a result of such exchange.
i)Reflects IPO-related partner conversion of ($5.2) million in 1H26 and ($36.2) million in 1H25. Prior to the IPO, certain partners received recurring and performance-based distributions that were not recognized as compensation expense under the former partnership structure. Following the IPO, those individuals became employees, and the related payments are recognized as compensation expense. The adjustment reflects the estimated impact of applying the current corporate structure to the comparable prior-year period to improve period-over-period comparability.
j)Relates to a noncontrolling interest in a foreign subsidiary that was purchased in 4Q25 and is now wholly-owned.
k)Reflects IPO-related adjustment to stock compensation expense of $2.9 million in 1H26. The adjustment reflects the estimated impact of changes to equity compensation and related deferrals resulting from the conversion to a corporate structure upon the IPO, improving comparability with post-IPO periods.